UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2007

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, the Compensation Committee (the “Committee”) of Susquehanna Bancshares, Inc. (the “Company”) took the following action regarding director and executive officer compensation:

1.    The Committee took formal action to affirm the specific performance goals and business criteria relating to executives participating in the Company’s Key Executive Incentive Plan (the “Plan”) in 2006. The original Plan was previously filed as Exhibit 10.1 to Susquehanna’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 4, 2005.

The Plan consists of two components: Short Term Incentive (“STI”) and Long Term Incentives (“LTI”). STI awards consist of cash incentives, and are designed to reward achievement of specific performance objectives, and are based 80% on overall company, division or business unit performance and 20% on an individual’s performance. LTI awards consist of stock options and are based upon the same performance objectives as STI awards. In order for there to be any STI or LTI awards under the Plan, the Company must achieve threshold tangible return on equity earnings per share growth. The Committee approved 16.0% tangible return on equity and 3.0% earnings per share growth for 2006 as the thresholds for 2006.

Named executive officers participating in the Plan for 2006 were William J. Reuter, President and Chief Executive Officer; Drew K. Hostetter, Executive Vice President and Chief Financial Officer; Gregory A. Duncan, Executive Vice President and Chief Operating Officer; Michael M. Quick, Executive Vice President and Group Executive and Bernard A. Francis, Jr., Senior Vice President and Director of Wealth Management (provided that Mr. Francis participated in the LTI component of the Plan only).

Because Susquehanna did not achieve 16.0% tangible return on equity and 3.0% earnings per share growth for 2006, no cash or stock incentives were granted under the Plan for 2006.

The Committee believed that the Plan was difficult for participants to understand and, therefore, was not achieving its desired incentive effect. Accordingly, the Committee terminated the Plan. The Committee has not made any decision regarding the design of any replacement arrangement for 2007 and later years, but will continue to consider the matter.

2.    The Committee, based on a report by its outside consultants, Pearl Meyer & Partners, determined that, over the last 5 years, equity grants by the Company to executive and senior officers have not been competitive and, therefore, may not sufficiently achieve their intended retention and incentive goals. To address this shortcoming, the Committee approved the following 2007 discretionary grants under the Company’s 2005 Equity Compensation Plan: (i) nonqualified stock options in the amount of 50,000, 25,000, 25,000, 25,000 and 5,000 to Messrs. Reuter, Hostetter, Duncan, Quick and Francis, respectively, with an exercise price of $24.26 per share (the fair market value per share of Susquehanna common stock on the grant date) and vesting 1/3 on February 28, 2010, 1/3 on February 28, 2011, and one-third on February 28, 2012; and (ii) restricted shares in the amount of 6,000, 3,000, 3,000 and 3,000 to Messrs. Reuter, Hostetter, Duncan and Quick, respectively, vesting 1/3 on February 28, 2008, 1/3 on February 28, 2009 and 1/3 on February 28, 2010.

3.    The Committee ratified the 2006 compensation that the Valley Forge Asset Management Corp. Board of Directors approved for Mr. Francis, the President and Chief Executive Officer of Valley Forge Asset Management Corp. and a Senior Vice President of the Company. In 2006, Mr. Francis: (a) was paid a base salary of $275,000; (b) received a monthly car allowance of $1,000; (c) had Valley Forge Asset Management Corp. pay the premium on a term life insurance policy (face amount, $750,000); (d) participated in the Company’s and Valley Forge Asset Management Corp.’s executive supplemental long term disability plans, and (d) received the first installment of a cash bonus in the amount of $145,000. The Committee also approved the second installment of the 2006 bonus in the amount of $150,000, which was approved and recommended to the Committee by the Valley Forge Asset Management Corp. Board of Directors. A description of the bonus program offered by Valley Forge Asset Management Corp. was previously filed as Exhibit 10.19 in the Company’s Annual Report on From 10-K for the fiscal year ended December 31, 2004.

4.    Mr. Francis’ employment agreement was amended on February 26, 2007 to limit the total payments that he would receive in the event of a change in control of Susquehanna. The limit applies in circumstances where total payments to Mr. Francis would not otherwise exceed by at least 10% the threshold for application of so-called “golden parachute” excise taxes under Section 4999 of the Internal Revenue Code (the “Golden Parachute Threshold”). In that case, total payments to Mr. Francis will be limited to $1 less than the Golden Parachute Threshold. In all other circumstances, payments to Mr. Francis are not limited and, in accordance with pre-existing provisions of his employment agreement, Mr. Francis will be indemnified for excise taxes under Section 4999 of the Internal Revenue Code.

5.    The Committee approved nonqualified stock options to purchase an aggregate of 42,000 shares of common stock, or 3,000 shares of common stock per director, to the following non-employee members of the board of directors: Ms. Piersol, and Messrs. Alter, Apple, Denlinger, Freeman, Gibbel, Hall, Hepburn, Kunkel, Miller, Morello, Rose, Wiest and Zimmerman. Each option vests 1/3 on February 28, 2010, 1/3 on February 28, 2011 and 1/3 on February 28, 2012 and has an exercise price of $24.26 per share (the fair market value per share of Susquehanna common stock on the grant date).

6.    The Committee also set 2007 base salaries for the named executive officers as follows: William J. Reuter, Chairman, President and Chief Executive Officer, $700,000; Drew K. Hostetter, Executive Vice President and Chief Financial Officer, $364,641; Gregory A. Duncan, Executive Vice President and Chief Operating Officer, $374,460; Michael M. Quick, Executive Vice President and Group Executive, $316,680; and Bernard A. Francis, Jr., Senior Vice President and Group Executive, $300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

	By:	/s/ Edward Balderston, Jr.
Edward Balderston, Jr.
Executive Vice President & Chief
Administrative Officer

Dated: March 5, 2007